                               FOURTH AMENDMENT

     This Fourth Amendment (the "Amendment") is made and entered into as of the 24th day of October, 1996, by and between ZML - North Central Plaza Three Limited Partnership, a Delaware limited partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company and Management Alliance Corporation, a Texas corporation Tenant").

                                  WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 19th day of December, 1994 currently containing approximately 41,600 rentable square feet of space described as Suite Nos. 220, 350, 400, and 1170 on the second (2nd), third (3rd), fourth (4th) and eleventh (11th) floors ("Original Premises") of the building commonly known as North Central Plaza Three the address of which is 12801 North Central Expressway, Dallas, Texas (the "Building"), which lease has been previously amended by instruments dated February 20, 1995, February 22, 1995, and November 3, 1995 collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space consisting of approximately 6,069 rentable square feet on the first (1st) floor of the Building shown on Exhibit A attached hereto (the "Fourth Expansion Space") be added to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth; and

C. WHEREAS, the Lease by its terms shall expire on January 31, 2003 ("Prior Termination Date") and, the parties desire to extend the Lease, all on the terms and conditions hereinafter set forth; and

D.  WHEREAS, Space consisting of 4,043 rentable square feet on the first
(1st) floor of the Building shown on Exhibit B attached hereto (the "Must Take Space") shall be added to the Premises and space consisting of approximately 2,350 rentable square feet in the Building (the "Optional Must Take Space") may be added to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I.  FOURTH EXPANSION SPACE.

         A. Effective as of the Fourth Expansion Effective Date (as hereinafter defined), the Premises is increased from 41,600 rentable square feet on the second (2nd), third (3rd), fourth (4th) and eleventh
             (11th) floors to 47,669 rentable square feet on the first (1st), second (2nd), third (3rd), fourth (4th) and eleventh (11th) floors by the addition of the Fourth Expansion Space. The Lease Term for the Fourth Expansion Space shall commence on the Fourth Expansion Effective Date and end on the Extended Termination Date (hereinafter defined). The Fourth Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Fourth Expansion Space.

             During any period that Tenant shall be permitted to enter the Fourth Expansion Space prior to the Fourth Expansion Effective Date to perform alterations or improvements, Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Fourth Expansion Space. If Tenant takes possession of the Fourth Expansion Space prior to the Fourth Expansion Effective Date for any reason whatsoever (other than the performance of work in the Fourth Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Fourth Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Fourth Expansion Effective Date.

         B.  The Fourth Expansion Effective Date shall be DECEMBER 1, 1996.

         C. In addition to Tenant's obligation to pay Base Rental for the Premises Tenant shall pay Landlord the sum of Five Hundred Fifty-Five Thousand Nine Hundred Thirty-Five and 85/100 Dollars ($555,935.85) as Base Rental for the Fourth Expansion Space in seventy-five (75) monthly installments as follows:

             (i) Fifteen (15) equal installments of $6,863.03 (i.e. $13.57 per rentable square foot) each payable on or before the first day of each month during the period beginning December 1, 1996 and ending February 28, 1998.

             (ii) Twenty-four (24) equal installments of $7,206.94 (i.e. $14.25 per rentable square foot) each payable on or before the first day of each month during the period beginning March 1, 1998 and ending February 29, 2000.

             (iii) Thirty-six (36) equal installments of $7,778.44 (i.e. $15.38 per rentable square foot) each payable on or before the first day of each month during the period beginning March 1, 2000 and ending February 28, 2003.

             All such Base Rental shall be payable by Tenant in accordance with the terms of Article V. of the Lease.

         D. Tenant shall, on or before FEBRUARY 1, 1997, pay $6,863.03 (the "Additional Security Deposit") to Landlord which shall be added to and become part of the Security Deposit held by Landlord as provided under the Lease as security for payment of Rent and the performance of other terms and conditions of the Lease by Tenant. Notwithstanding the foregoing, Tenant OR THE Guarantor may provide Landlord on or before January 31, 1997 its then current UNAUDITED financial statement prepared in accordance with generally accepted accounting principles for Landlord's review. If such financial statement shows that Tenant's net worth as of December 31, 1996 is at least $800,000.00, Tenant's obligation to provide the Additional Security Deposit shall be waived. If audited statements during calendar year 1997 reflect that the net worth requirement has been met at December 31, 1996, then the Landlord will give back to Tenant the Security Deposit of $6,863.03.

         E. For the period commencing with the Fourth Expansion Effective Date and ending on the Second Extended Termination Date, Tenant's Pro Rata Share for the Fourth Expansion Space is one and seventy-five hundredths percent (1.75%) and the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Fourth Expansion Space shall be in accordance with Exhibit B-2 of the Lease.

         F. IMPROVEMENTS TO FOURTH EXPANSION SPACE. Tenant has inspected the Fourth Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

         G. COST OF IMPROVEMENTS TO FOURTH EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Fourth Expansion Improvement Allowance") in an amount not to exceed Seventy-Eight Thousand Eight Hundred Ninety-Seven and No/100 Dollars ($78,897.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Fourth Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services (the "Fourth Expansion Space Improvements"). In the event the total cost of the initial improvements to the Fourth Expansion Space exceeds the Fourth Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Fourth Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Fourth Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Fourth Expansion Space.

         H.  RESPONSIBILITY FOR IMPROVEMENTS TO FOURTH EXPANSION SPACE.

             Landlord shall enter into a direct contract for the initial improvements to the Fourth Expansion Space with a general contractor selected by Tenant, subject to Landlord's reasonable approval. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be require provide all information Landlord deems necessary in order to enable

             Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Fourth Expansion Space in a timely manner. All plans for the initial improvements to the Fourth Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Fourth Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Fourth Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

         I. PARKING. Effective as of the Fourth Expansion Effective Date, Landlord shall provide Tenant, with respect to the Fourth Expansion Space, twenty-two (22) parking Permits in the Building Garage. Of said twenty-two (22) Permits, three (3) Permits shall be reserved and nineteen (19) Permits shall be unreserved. Landlord, subject to availability, shall lease to Tenant on a month-to-month basis, additional unreserved Permits at $25.00 per space, per month (plus applicable tax).

II. EXTENSION. The Lease Term is hereby modified from expiring on the Prior Termination Date to expiring on February 28, 2003 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term."

III.     MONTHLY BASE RENTAL.

             A. ORIGINAL PREMISES THROUGH PRIOR TERMINATION DATE. The Base Rental, Additional Base Rental and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Prior Termination Date.

             B. ORIGINAL PREMISES FROM AND AFTER EXTENSION DATE. As of the Extension Date, the monthly installment of Base Rental payable with respect to the Original Premises for the Extended Lease Term is one
             (1) installment of $55,466.67 payable on or before February 1, 2003.

IV. BASE YEAR. For the period commencing with the Extension Date and ending on the Extended Termination Date, Tenant shall pay for its Pro Rata Share of Basic Costs applicable to the Original Premises in accordance with the terms of Exhibit B-2 of the Lease.

V.       MUST TAKE SPACE.

         A. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the 4,043 square feet of Rentable Area on the first (1st) floor of the Building comprised of suites 150 and 180 and shown on Exhibit B attached hereto (collectively referred to as the "Must Take Space"). The Lease Term with respect to the Must Take Space shall commence on the earlier to occur of (i) August 1, 1998, and (ii) the date Landlord regains the legal right to possession of suite 150 (the "Must Take Commencement Date"). In no event will the Must Take Commencement Date be earlier than July 1, 1997.

         B. The Must Take Space is leased by Tenant pursuant to all of the terms and conditions of the Lease, except that the financial terms and conditions (i.e. Base Rental, Additional Base Rental and any improvement allowance) for the Must Take Space shall be as follows:

             1. Tenant shall pay Landlord the sum of Three Hundred Thirty-Eight Thousand Three Hundred Forty-Five and 20/100 Dollars ($338,345.20) as Base Rental for the Must Take Space in sixty-eight (68) installments as follows:

                 a. Eight (8) installments of $4,571.96 payable on or before July 1, 1997, calculated on the basis of $13.57 per square foot of Rentable Area per annum for the period from July 1,1997 to February 28, 1998; and

                 b. Twenty-four (24) installments of $4,801.06 payable on or before February 1,1998, calculated on the basis of $14.25 per square foot of Rentable Area per annum for the period from March 1, 1998 to February 28, 2000; and

                 c. Thirty-Six (36) installment of $5,181.78 payable on or before February 1, 2000, calculated on the basis of $15.38 per square foot of Rentable Area per annum for the period from March 1, 2000 to February 28, 2003.

             The foregoing schedule is based on the assumption that the Lease Term with respect to the Must Take Space commences on July 1, 1997 (the "Must Take Target Commencement Date"). If the Lease Term for the Must Take Space does not commence on the Must Take Target Commencement Date, the beginning and ending dates set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in a Commencement Letter for the Must Take Space to be prepared by Landlord. In the event that the Base Rental rate adjusts (up or down) on any day other than the first day of the month, Base Rental for the month in which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rental rate is applicable.

             2. Tenant shall pay Additional Base Rental (i.e. Basic Costs) for the Must Take Space on the same terms and conditions set forth in Exhibit B-2 of this Lease, provided that effective as of the Must Take Commencement Date, Tenant's Pro Rata Share shall increase by 1.17% to account for the addition of the Must Take Space.

         C. 1. IMPROVEMENTS TO MUST TAKE SPACE. Tenant has inspected the Must Take Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

             2. COST OF IMPROVEMENTS TO MUST TAKE SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Must Take Improvement Allowance") in an amount not to exceed Forty-Four Thousand Four Hundred Seventy-Three and No/100 Dollars ($44,473.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Must Take Space, including but not limited to the cost of space planning, design and related architectural and engineering services (the "Must Take Space Improvements"). In the event the total cost of the initial improvements to the Must Take Space exceeds the Must Take Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Must Take Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Must Take Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Must Take Space.

             3.  RESPONSIBILITY FOR IMPROVEMENTS TO MUST TAKE SPACE.

             Landlord shall enter into a direct contract for the initial improvements to the Must Take Space with a general contractor selected by Tenant, subject to Landlord's reasonable approval. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable

             Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Must Take Space in a timely manner. All plans for the initial improvements to the Must Take Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Must Take Improvement Allowance, then prior to commencing any construction of improvements to the Must Take Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

III.     OPTIONAL MUST TAKE SPACE.

         A. Subject to the availability of the Optional Must Take Space (hereinafter defined) as determined by Landlord in its sole discretion, Tenant hereby leases from Landlord and Landlord hereby leases to Tenant approximately 2,350 square feet of Rentable Area (plus or minus up to 10% as determined by Landlord) of space, the exact location of which shall be determined by Landlord anywhere in the Building (the "Optional Must Take Space"). On or before September 30, 1997 ("Optional Must Take Space Notice"), Landlord shall advise Tenant of the location and the terms under which Landlord will lease the Optional Must Take Space to Tenant. Provided Landlord has given Tenant the Optional Must Take Space Notice, the Lease Term with respect to the Optional Must Take Space shall commence on January 1, 1998 (the "Optional Must Take Commencement Date"). In the event Landlord fails to give Tenant the Optional Must Take Space Notice by the date set forth above, Tenant shall not be required to take the Optional Must Take Space and Landlord shall have no further obligation to offer such space to Tenant.

         B. The Optional Must Take Space is leased by Tenant pursuant to all of the terms and conditions of the Lease, except that the Base Rental for the Optional Must Take Space shall be the greater of: a) the Base Rental rate per square foot for the Fourth Expansion Space on the date the term for the Optional Must Take Space commences; and
             b) the prevailing market rate (as reasonably determined by Landlord) per square foot for the Optional Must Take Space. If Base Rental is based upon the rate per square foot for the Fourth Expansion Space, the Base Rental rate for the Optional Must Take Space shall increase at such times and in such amount as Base Rental for the Fourth Expansion Space so that the Base Rental rate per rentable square foot for the Optional Must Take Space shall always be the same as the Base Rental rate per rentable square foot for the Fourth Expansion Space. If Base Rental is based upon the prevailing market rate, Base Rental shall increase, if at all, in accordance with the increases assumed in the determination of the prevailing market rate. Notwithstanding the foregoing, if the Base Rental is based on the prevailing market rate, in no event shall the Base Rental rate be greater than 110% of the Base Rental payable for the Fourth Expansion Space. Tenant shall be entitled to receive an improvement allowance for the Optional Must Take Space in an amount determined as part of the prevailing market rate (as reasonably determined by Landlord).

         C. Subject to any improvement allowance provided to Tenant as part of the prevailing market rate, Landlord shall have no obligation to perform any demolition or improvement work in the Optional Must Take Space, it being agreed that any improvements to such space shall be performed by Tenant in accordance with the terms and conditions of Section X.B. of the Lease. The term for the Optional Must Take Space and, accordingly, Tenant's obligation to pay Rent for such space, shall commence on the Optional Must Take Space Commencement Date as described above regardless of whether Tenant has completed the initial improvements with respect to the

             Optional Must Take Space. The Optional Must Take Space shall be considered Premises, subject to all the terms and conditions of this Lease, except that no allowances, credits, abatements or other concessions (if any) set forth in this Lease for the initial Premises shall apply to the Optional Must Take Space.


     IV. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that the Lease shall be in the following additional respects:

         A. Effective as of the Fourth Expansion Effective Date, Article V., Right of First Offer, of the Third Amendment shall be deleted in its entirety and of no further force or effect.

         B. Effective as of the date of this Amendment, Subparagraph (a) of Paragraph IV. A. of the Third Amendment to the Lease is deleted in its entirety. Paragraph IV. A. of the Third Amendment to the Lease is hereby amended by replacing the three (3) references to "December 31, 1997" with "July 1, 1997" and replacing
             Subparagraph (d) with the following:

                    "(d) Tenant is in occupancy of at least 47,669 rentable square feet in the Building;"

             Paragraph IV. B of the Third Amendment to Lease is hereby amended by replacing the reference to "July 1, 1998" with "November 1, 1997." In addition, the second sentence of the second paragraph of Paragraph IV. B shall be amended by adding the following at the end of the sentence: or (5) Tenant ceases to occupy at least 47,669 rentable square feet of space in the Building", or (6) Tenant's OR THE GUARANTOR'S net worth FOR June 30, 1997 as shown on Tenant's then current financial statements prepared in accordance with generally accepted accounting principles and submitted to Landlord upon Landlord's request is less than $800,000.00, or at any time thereafter, Tenant's net worth as shown on Tenant's or the Guarantor's then current financial statements prepared in accordance with generally accepted accounting principles and submitted to Landlord from time to time upon Landlord's request is less than $500,000.00.

     V.  MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

         G. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Mark D. Jordan in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

         H. TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION           LANDLORD: ZML - North Central Plaza Three
                                 Limited Partnership, a Delaware limited
                                 partnership

                                 BY: EQUITY OFFICE HOLDINGS, L.L.C., a Delaware limited liability company as Agent

                                 By:  /s/  KIM J. KOEHN
                                    ------------------------------------------
----------------------------     Name: Kim J. Koehn

----------------------------     Title: Senior Vice President - Asset Management


                                 TENANT: Management Alliance Corporation, a
                                 Texas corporation

/s/  TERRI S. WEISS              By: /s/  ??????
----------------------------        ------------------------------------------

                                 Its: SECRETARY
----------------------------         -----------------------------------------

                                 GUARANTOR: Diversified Corporate Resources,
                                 Inc., a Texas corporation (as successor-in-interest to Diversified Human Resources Group, Inc., a Texas corporation)

/s/  TERRI S. WEISS              By: /s/  ??????
----------------------------        ------------------------------------------

                                 Its: C.F.O.
----------------------------         -----------------------------------------

                                    EXHIBIT A

                  OUTLINE AND LOCATION OF FOURTH EXPANSION SPACE


                                      [MAP]

                                    EXHIBIT B

                  OUTLINE AND LOCATION OF THE MUST TAKE SPACE


                                      [MAP]